
                                                                         NSAR ITEM 77O
                                                             VK California Quality Municipal Trust
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING           PURCHASED FROM    AMOUNT OF SHARES  % OF UNDERWRITING   DATE OF PURCHASE
                                                                        PURCHASED
         1         Virgin Island Public Financing   PaineWebber         3,000,000            1.005%           11/10/99
         2               L.A. DWAP Elec. Rev        J.P. Morgan         1,000,000            0.297%           02/16/00


Underwriting Participants

Underwriters for #1                            Underwriters for #2
-------------------                            -------------------
Morgan Stanley & Co. Incorporated              Goldman, Sachs & Co.
Roosevelt & Cross                              Bear, Stearns & Co. Inc.
                                               PaineWebber
                                               Bank of America
                                               EJ Dela Rosa
                                               Merrill Lynch & Co.
                                               Morgan Stanley & Co. Incorporated
                                               Salomon Smith Barney
                                               Muriel Siebert & Co.